UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2023

HEALTH DISCOVERY CORPORATION

(Exact name of registrant as specified in charter)

GA	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 SUMMIT BLVD, SUITE 300
ATLANTA, GA	30319
(Address of principal executive offices)	(Zip Code)

(404) 566-4865

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act.

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HDVY	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

William F. Fromholzer, at the age of 77, will retire from the board of directors of Health Discovery Corporation (the “Company”) by October 1, 2023. Mr. Fromholzer issued the following statement: “My tenure as a director was one of the great experiences of my career and I look forward to watching the Company continue to move forward with SVM-RFE in the world of AI and in the development of identifying early stage diagnostics for common health issues.”

Item 7.01	Regulation FD Disclosure.

On August 31, 2023, Health Discovery Corporation (the “Company”) agreed to the terms of a settlement agreement for the patent infringement claims asserted against Intel Corporation in Health Discovery Corporation v. Intel Corporation, Case Nos. 6:20-cv-00666-ADA (W.D. Tex.), 6:20-cv-00356-ADA (W.D. Tex.). The agreement provides for the payment of $2,250,000 by Intel Corporation to the Company and release and dismissal of all claims against Intel Corporation with prejudice. A stipulation of dismissal was filed on September 15, 2023, and all asserted claims were dismissed with prejudice on September 18, 2023.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION
Registrant

Dated: October 17, 2023	By:	/s/ Colleen Hutchinson
Colleen Hutchinson Board Member

3